Varian Medical Systems Reports Results for Second Quarter of Fiscal Year 2007

             Company lowers guidance for second half of fiscal year

      PALO ALTO, Calif., April 25 /PRNewswire-FirstCall/ -- Varian Medical Systems (NYSE: VAR) today is reporting net earnings of $61 million ($0.46 per diluted share) for the second quarter of fiscal year 2007 versus net earnings of $56 million ($0.41 per diluted share) in the year-ago quarter. Revenues for the quarter rose 7 percent to $443 million, including $9 million from ACCEL Instruments. Net orders for the second quarter were $528 million, up 23 percent versus the same period last year, including $47 million in acquired backlog from ACCEL. Excluding acquired backlog, net orders were up 12 percent from the year-ago period. Backlog at the end of the quarter stood at $1.5 billion, up 19 percent from the end of the second quarter of fiscal 2006.

      "Our developing businesses in flat panel digital detectors for filmless X-ray, security and inspection products, and ACCEL proton therapy and research instruments contributed to double-digit growth in net orders for both the second quarter and the first half despite a flat Oncology Systems business," said Tim Guertin, president and CEO of Varian Medical Systems. The developing businesses also drove revenue growth for the second quarter.

      The company's second quarter gross margin was nearly 42 percent, up half a point from the year-ago quarter with a nearly 7 point jump in the X-ray Products margin as well as a small improvement in Oncology Systems' margin. These two businesses contributed to a 30 basis point improvement in Varian's second quarter operating margin versus the year ago period, despite the approximately one point dilutive effect of the ACCEL acquisition. In addition to margin improvements, a nearly one point drop in the tax rate helped to drive the company's year-over-year increase in second quarter net earnings.

      Varian ended the second quarter with $289 million in cash and marketable securities. During the quarter, the company used $27 million of cash as part of its acquisition of ACCEL and $76 million to repurchase 1.6 million shares of its stock as part of a 4.5 million share repurchase authorization that extends through the end of fiscal year 2007.

      Oncology Systems

      Oncology Systems' second quarter revenues totaled $358 million, up 3 percent from the second quarter of last fiscal year. This business recorded second-quarter net orders of $373 million, up 2 percent from the same period last year. Net orders declined 10 percent in North America and rose 19 percent in the international market where gains in Europe and the rest of the world offset a decline in Asia.

      As the company announced in an earlier press release, the softness in Oncology Systems net orders was due to longer purchasing cycles caused by bigger deal sizes for more sophisticated equipment and more complex customer decision processes. "Strong order growth for our IGRT products was offset by declines in other product lines, including brachytherapy, simulators and IMRT upgrades," Guertin said.

      Varian also reported that Oncology Systems revenues for the quarter were lower than expected due in large measure to a higher percentage of IGRT installations which require greater site preparation and longer construction cycles. "IGRT-equipped systems now represent about 70 percent of our installations - more than twice the year-ago level - and they have contributed to delays and a longer time in backlog to allow for customer readiness," Guertin said.

      "Given the longer time in backlog and weak first half orders, it's unlikely that we will achieve our normal double-digit annual growth in this business this fiscal year, but cancer demographics and technological advances make it reasonable to believe that we can resume faster growth rates over the long term."

      X-Ray Products

      Revenues for the X-Ray Products business, including tubes and digital flat-panel detectors for filmless X-ray imaging, were $66 million for the second quarter of fiscal year 2007, up 8 percent from the year-ago quarter. Net orders for this business were $68 million, up 16 percent from the year-ago quarter.

      "The X-Ray Products business is continuing to post excellent results with growth in orders, sales and profits in both our tube and filmless X-ray detector product lines," Guertin said.

      Other Businesses

      Varian's Other business category, including the company's Security and Inspection Products unit, the ACCEL business, and the Ginzton Technology Center reported combined second quarter revenues of $19 million, up $12 million from the year-ago quarter. Including the acquired ACCEL backlog, net orders for the quarter were $88 million, up by $82 million from the second quarter in fiscal year 2006.

      "The ACCEL business contributed $22 million during the quarter in new net orders for proton therapy services and instruments used in particle research," Guertin said. "The acquired backlog together with the new orders amount to more than twice what we paid to acquire this business and we expect it to develop into a growth engine for the company."

      "In our security and inspection business, strong orders of cargo screening systems in international markets during the quarter led to robust order growth in this business which was up by more than 225 percent from the year-ago period," Guertin said. "We also saw the beginnings of a replacement cycle for the older accelerators used for non-destructive testing and industrial inspection."

      Outlook

      "Because of the low orders growth in Oncology Systems in the first half of fiscal 2007 and longer average times in backlog, we now believe that total company revenues for the fiscal year should increase in the low double-digits above fiscal 2006, including the effects of the ACCEL acquisition," Guertin said. "For the third quarter, we expect total revenue growth of about 6 percent. Net earnings, including ACCEL, should be in the range of $1.79 to $1.81 per diluted share for the fiscal year, and should be in the range of $0.35 to $0.36 per diluted share for the third quarter.

      "We remain optimistic that the company has the pieces in place with Oncology Systems, X-Ray Products, as well as our developing businesses to achieve our goal of long-term average orders growth in the range of 10 to 15 percent per year."

      Investor Conference Call

      Varian Medical Systems is scheduled to conduct its second quarter fiscal year 2007 conference call at 2 p.m. PT today. To hear a live webcast or replay of the call, visit the investor relations page on the company's web site at www.varian.com where it will be archived for a year. To access the call via telephone, dial 1-866-543-6408 from inside the U.S. or 1-617-213-8899 from outside the U.S. and enter confirmation code 99648622. The replay can be accessed by dialing 1-888-286-8010 from inside the U.S. or 1-617-801-6888 from outside the U.S. and entering confirmation code 29487918. The telephone replay will be available through 5 p.m. PT, April 27, 2007.


      Varian Medical Systems, Inc., (NYSE: VAR) of Palo Alto, California is the world's leading manufacturer of medical products for treating cancer and other medical conditions with radiotherapy, brachytherapy, radiosurgery, and proton therapy. The company is also a premier supplier of X-ray tubes and digital detectors for imaging in medical, scientific, and industrial applications. Varian Medical Systems employs approximately 4,200 people who are located at manufacturing sites in North America and Europe and in its 56 sales and support offices around the world. Additional information is available on the company's investor relations web site at www.varian.com.

      Forward-Looking Statements

      Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry outlook, including market acceptance of or transition to new products or technology such as image-guided radiation therapy (IGRT), stereotactic radiosurgery, proton therapy, filmless X-rays, and security and inspection; growth drivers; the company's orders, revenues, backlog, or earnings growth; future financial results and any statements using the terms "should," "believe," "optimistic," "outlook," "expect," or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company's actual results to differ materially from those anticipated. Such risks and uncertainties include demand for the company's products; the impact of product sales cycles; the impact of competitive products and pricing; the effect of economic conditions and currency exchange rates; the company's ability to develop and commercialize new products; the company's ability to meet demand for manufacturing capacity; the company's reliance on sole or limited-source suppliers; the company's ability to maintain or increase operating margins; the effect of changes in accounting principles; the company's ability to meet Food and Drug Administration and other regulatory requirements for product clearances or to comply with Food and Drug Administration and other regulatory regulations or procedures; the possibility that material product liability claims could harm future revenues or require the company to pay uninsured claims; the effect of environmental claims and expenses; the company's ability to protect the company's intellectual property; the impact of reduced or limited demand by sole purchasers of certain X-ray tubes; the impact of managed care initiatives, other health care reforms, and/or third-party reimbursement levels on capital expenditures for cancer care; the potential loss of key distributors or key personnel; consolidation in the X-ray tubes market; the ability to make strategic acquisitions and to successfully integrate the acquired operations into the company's business; the risk of operations interruptions due to terrorism, disease (such as Severe Acute Respiratory Syndrome and Avian Influenza) or other events beyond the company's control; and the other risks listed from time to time in the company's filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

      A summary of earnings and other financial information follows.

      Contact: Elisha Finney, +1-650-424-6803, or elisha.finney@varian.com, or Spencer Sias, +1-650-424-5782, or spencer.sias@varian.com.

                  Varian Medical Systems, Inc. and Subsidiaries
                       Consolidated Statements of Earnings
                                   (Unaudited)

           (Dollars and shares in millions, except per share amounts)

                                     Q2 QTR      Q2 QTR      Q2 YTD       Q2 YTD
                                       2007        2006        2007         2006

Net orders                      $     528.3       428.8       936.2       831.1
 Oncology Systems                     372.6       364.7       702.8       691.4
 X-Ray Products                        67.5        58.2       135.0       113.4
 Other                                 88.2         5.9        98.4        26.3

Order backlog                   $   1,506.3     1,262.0     1,506.3     1,262.0

Revenues                        $     442.6       413.9       830.5       748.1
 Oncology Systems                     358.4       346.5       674.9       622.8
 X-Ray Products                        65.5        60.7       127.9       112.9
 Other                                 18.7         6.7        27.7        12.4

Cost of revenues (1)            $     257.5       242.8       485.2       438.2


Gross margin                          185.1       171.1       345.3       309.9
 As a percent of revenues              41.8%       41.3%       41.6%       41.4%

Operating expenses
 Research and development (1)          28.4        25.0        55.4        47.2
 Selling, general
 and administrative (1)                70.2        66.6       133.4       123.4

Operating earnings                     86.5        79.5       156.5       139.3
 As a percent of revenues              19.5%       19.2%       18.8%       18.6%

Interest income, net                    2.0         2.6         4.5         4.2

Earnings before taxes                  88.5        82.1       161.0       143.5

Taxes on earnings (1)                  27.5        26.3        50.5        46.5

Net earnings (1)                $      61.0        55.8       110.5        97.0


  Net earnings per
   share - basic: (1)           $       0.48        0.42        0.86        0.74


  Net earnings per
   share - diluted: (1)         $       0.46        0.41        0.83        0.71


    Shares used in the calculation of net earnings per share:
      Average shares
       outstanding - basic            128.2       131.9       128.7       131.5

      Average shares
       outstanding - diluted          131.9       136.8       132.5       136.4


      (1) Includes amounts for total share-based compensation expense and its related tax benefits.
      (in millions, except per share amounts)

                                     Q2 QTR      Q2 QTR      Q2 YTD       Q2 YTD
                                       2007        2006        2007         2006
    Costs of revenues                  $2.0         2.0         4.0        3.0
    Research & development              1.2         1.2         2.5        2.1
    Selling, general & administrative   8.9         8.5        16.5       14.6
    Total                              12.1        11.7        23.0       19.7
    Taxes on earnings                  (4.1)       (4.3)       (7.8)      (6.9)
    Net earnings                     $  8.0         7.4        15.2       12.8


    Net earnings per diluted share
      - share-based compensation
        expense                      $  0.060       0.054       0.114      0.094
    Net earnings per diluted share
      - excluding share-based
        compensation expense         $  0.52        0.46        0.95       0.80

                  Varian Medical Systems, Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets

    (In thousands)                                 March 30,   September 29,
                                                      2007           2006
                                                  (Unaudited)
    Assets
    Current assets
 Cash and cash equivalents                          $   288,778     $   272,508
 Short-term marketable securities                            --          93,599
 Accounts receivable, net                               421,391         471,820
 Inventories                                            267,683         189,653
 Deferred tax assets and other                          136,502         128,469
   Total current assets                               1,114,354       1,156,049

Property, plant and equipment                           350,134         319,028
 Accumulated depreciation and amortization             (202,871)       (188,710)
   Property, plant and equipment, net                   147,263         130,318

Goodwill                                                153,955         121,389
Other assets                                            125,750         103,995
Total assets                                        $ 1,541,322     $ 1,511,751

Liabilities and Stockholders' Equity
Current liabilities
 Accounts payable                                   $    78,287     $    77,985
 Accrued expenses                                       256,044         265,750
 Deferred revenues                                       92,626         117,813
 Product warranty                                        47,518          42,992
 Advance payments from customers                        162,470         131,462
 Current maturities of long-term debt                     7,962           7,954
   Total current liabilities                            644,907         643,956
Other long-term liabilities                              25,709          21,186
Long-term debt                                           55,916          49,356
   Total liabilities                                    726,532         714,498

Stockholders' Equity
Common stock                                            127,887         129,721
Capital in excess of par value                          297,179         265,214
Retained earnings and accumulated
 other comprehensive loss                               389,724         402,318
   Total stockholders' equity                           814,790         797,253
Total liabilities and stockholders' equity          $ 1,541,322     $ 1,511,751


SOURCE  Varian Medical Systems, Inc.
    -0-                             04/25/2007
    /CONTACT: Elisha Finney, +1-650-424-6803, or elisha.finney@varian.com, or Spencer Sias, +1-650-424-5782, or spencer.sias@varian.com/
    /Web site:  http://www.varian.com/